Exhibit 5.1

10001 Woodloch Forest Dr., Suite 200 The Woodlands, Texas 77380 713.220.4801 Phone 713.220.4815 Fax andrewskurth.com	Austin Beijing Dallas Houston London New York The Woodlands Washington, DC
May 6, 2011
Newpark Resources, Inc.
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
Gentlemen:
     We have acted as special counsel to Newpark Resources, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-166776) filed on May 12, 2010 with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). as amended by Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on the date hereof (collectively, the “Registration Statement”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of common stock, par value $0.01 per share (“Common Shares”), of the Issuer, (ii) shares of preferred stock, par value $0.01 per share (“Preferred Shares”), of the Issuer, (iii) senior debt securities (“Senior Debt Securities”) of the Issuer, (iv) subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”) of the Issuer, (v) warrants to purchase debt or equity securities of the Issuer (“Warrants”), and (vi) units (“Units”) consisting of one or more of the securities referred to in the foregoing clauses (i) through (v), or any combination thereof, having an aggregate initial offering price for all such securities referred to in the foregoing clauses (i) through (vi) not to exceed $200,000,000, on terms to be determined at the time of the offering. The securities referred to in the foregoing clauses (i) through (vi) are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).
     Senior Debt Securities will be issued pursuant to the Indenture, dated as of October 4, 2010, (the “Senior Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Senior Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Subordinated Debt Securities will be issued pursuant to a subordinated indenture, substantially in the form attached as Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-166776) filed on May 12, 2010

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(the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Subordinated Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities.
     The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent.
     In arriving at the opinions expressed below, we have examined (i) the restated certificate of incorporation, as amended, and amended and restated bylaws of the Issuer, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Senior Indenture and the form of Subordinated Indenture, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions expressed in paragraphs 1 through 5 below with respect to the Securities therein referred to, we have assumed that:
     (i) any Certificate of Designation in respect of Preferred Shares and the forms of certificates representing any Common Shares or Preferred Shares will be in conformity with the restated certificate of incorporation, as amended, and amended and restated bylaws of the Issuer and with applicable law;
     (ii) the consideration paid for any Common Shares or Preferred Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and the third sentence of Section 152 of the DGCL, or (in each case) any successor provision;
     (iii) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution certified and delivered, pursuant to either of the Indentures in any such case, in or pursuant to which the terms of any Debt Securities are established and pursuant to which such Debt Securities are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental

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May 6, 2011

indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto);
     (iv) the form and terms of any Debt Securities, the form and terms of any Warrants or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units and Warrants), the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the restated certificate of incorporation and amended and restated bylaws of the Issuer, each as amended, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement); and
     (v) the number of Common Shares or Preferred Shares, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized number of Common Shares or Preferred Shares, as the case may be, under the Issuer’s restated certificate of incorporation, as amended, minus that number of Common Shares or Preferred shares, as the case may be, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.
     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:
     1. With respect to any Common Shares, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance of such Common Shares, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Shares in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such Common Shares will be validly issued, fully paid and nonassessable.
     2. With respect to any series of Preferred Shares, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such series of Preferred Shares, the terms of the offering thereof and related matters, (b) the due filing

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with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares to be issued and (c) the issuance and delivery of such series of Preferred Shares in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such series of Preferred Shares will be validly issued, fully paid and nonassessable.
     3. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Issuer, as issuer, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the Issuer, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the Issuer of all necessary corporate, action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.
     4. With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the due authorization and valid execution and delivery of the Warrant Agreement by the Issuer and the warrant agent under the Warrant Agreement and (c) the execution, issuance and delivery of such Warrants in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Issuer.
     5. With respect to the Units, assuming (a) the taking by the Issuer of all necessary corporate action (as applicable) to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares which are a component of the Units, (iii) the issuance and terms of any series of Preferred Shares which are a component of the Units, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any series of any

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Debt Securities which are a component of the Units, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate, and (v) the issuance and terms of any Warrants which are a component of the Units, and the execution and delivery of any related Warrant Agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Units, (ii) such Common Shares and/or Preferred Shares (and filing of such Certificate of Designation), (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate and (iv) such Warrants and Warrant Agreement in accordance with (A) the provisions of the Issuer’s restated certificate of incorporation, as amended (including such Certificate of Designation), and amended and restated bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, and the applicable Warrant Agreement, in the case of the Warrants, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Issuer.
     Our opinions in paragraphs 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. Our opinions in paragraphs 3, 4 and 5 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.
     We express no opinion other than as to the laws of the State of New York and the DGCL (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof,

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and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.
Very truly yours,
/s/ Andrews Kurth LLP